EXHIBIT 99.1

SigmaTron International, Inc. Reports Year End Financial Results for Fiscal Year 2019

ELK GROVE VILLAGE, Ill., July 24, 2019 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal year ended April 30, 2019.  Revenues increased to $290.5 million in fiscal year 2019 from $278.1 million in the prior fiscal year.  The net loss of $865,114 in fiscal year 2019 showed improvement compared to a net loss of $3,241,870 in fiscal year 2018.  Basic and diluted loss per share for the fiscal year ended April 30, 2019 were each $0.20 compared to loss per share of $0.77 each in fiscal year 2018.

For the fourth quarter of fiscal year 2019, revenues increased to $73.3 million compared to $68.2 million for the same quarter in the prior fiscal year.  Basic and diluted earnings per share for the fiscal year 2019 fourth quarter were each $0.23 compared to basic and diluted loss per share of $1.04 each for the same period of fiscal year 2018.

Commenting on SigmaTron’s results for both the fourth quarter and fiscal year ended April 30, 2019, Gary R. Fairhead, President, Chief Executive Officer and Chairman of the Board, said, “I’m pleased to report that SigmaTron posted a solid pre-tax profit of $1,788,996 for the fourth quarter of fiscal 2019.  The results were driven by modestly stronger revenue, improved pricing and favorable adjustments related to estimates made earlier in the year.

“The solid fourth quarter numbers resulted in a pre-tax profit of $866,301 for fiscal year 2019 which included a non-cash charge for currency fluctuations of $434,000.  As disclosed earlier in the year we recorded tax valuation allowances a non-cash tax expense that resulted in a net loss of $865,114 for the entire year.  Net income for the fourth quarter was $980,960.

“As we enter fiscal 2020, uncertainty remains pervasive in the market.  The trade war with China weighs heavily on our operations.  Customers are continuing to re-evaluate their supply chains, and the uncertainty regarding trade policy remains a difficult variable to manage.  We have seen the electronic component supply chain improve modestly.  Shortening of lead-time for some components should assist in lowering inventory and allow us to react more efficiently to the volatility of customer demand requirements.  With that said, all of this is dependent upon trade policy and until agreements are reached volatility will remain to the detriment of our industry.

“We do feel that we are heading into fiscal 2020 with a solid plan and some interesting new opportunities ahead of us.  Current customers are launching new programs and several new customers are starting to ramp production.  Offsetting these positive developments, labor markets remain tight.  Our focus will remain on inventory levels and increasing cash flow as the trade volatility remains.  We are working these issues with our customers in an attempt to make both parties more efficient.  In spite of the trade wars, we are optimistic regarding the fiscal year ahead of us and if the trade wars are resolved, it would appear that there is some additional upside available for fiscal 2020.

“I want to thank our customers, supply chain, U.S. Bank National Association, our employees and our Board of Directors for their continued support during what was a difficult fiscal year and I’m pleased that we were able to report positive results.”

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products.  SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana, Mexico; Union City, California; Suzhou, China, and Ho Chi Minh City, Vietnam.  SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.

Note:  This press release contains forward-looking statements.  Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements.  These forward-looking statements are based on the current expectations of the Company.  Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially.  Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets and goodwill impairment testing; the variability of the Company’s customers’ requirements; the availability and cost of necessary components and materials; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; the impact of tariffs; currency exchange fluctuations; and the ability of the Company to manage its growth.  These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

Financial tables to follow…

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	April 30,	April 30,	April 30,	April 30,
	2019	2018	2019	2018

Net sales	$73,286,753	$68,214,619	$290,553,951	$278,131,709

Cost of products sold	64,957,245	61,369,663	264,212,182	251,528,791

Gross profit	8,329,508	6,844,956	26,341,769	26,602,918

Impairment of goodwill and long lived asset	-	3,913,006	-	3,913,006
Loss on settlement of receivable and disposal of related assets	-	2,509,423	-	2,509,423
Selling and administrative expenses	5,972,015	5,897,840	23,263,117	23,089,939

Operating income (loss)	2,357,493	(5,475,313)	3,078,652	(2,909,450)

Other expense	568,497	443,436	2,212,351	1,392,872

Income (loss) from operations before income tax	1,788,996	(5,918,749)	866,301	(4,302,322)

Income tax expense (benefit)	808,036	(1,526,544)	1,731,415	(1,060,452)

Net income (loss)	$980,960	($4,392,205)	($865,114)	($3,241,870)

Net income (loss) per common share - basic	$0.23	($1.04)	($0.20)	($0.77)

Net income (loss) per common share - assuming dilution	$0.23	($1.04)	($0.20)	($0.77)

Weighted average number of common equivalent
shares outstanding - assuming dilution	4,233,266	4,215,258	4,228,592	4,205,483

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
	2019	2018

Assets:

Current assets	$123,545,289	$120,029,726

Machinery and equipment-net	33,232,769	35,288,997

Deferred income taxes	384,022	1,109,681
Intangibles	2,713,360	3,088,085
Other assets	1,589,325	1,713,481

Total assets	$161,464,765	$161,229,970

Liabilities and stockholders' equity:

Current liabilities	$55,606,766	$59,378,486

Long-term obligations	47,570,550	43,041,533

Stockholders' equity	58,287,449	58,809,951

Total liabilities and stockholders' equity	$161,464,765	$161,229,970

For Further Information Contact:
SigmaTron International, Inc.
Linda K. Frauendorfer
1-800-700-9095